EXECUTION VERSION 4861-1002-9576 v.5 FACILITY AGREEMENT dated as of February 9, 2022 among CONSTELLATION ENERGY GENERATION, LLC, FELLS POINT FUNDING TRUST, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Notes Trustee

-i- 4861-1002-9576 v.5 TABLE OF CONTENTS Page ARTICLE I DEFINITIONS: INTERPRETATION ........................................................................2 Section 1.1. Definitions....................................................................................................2 Section 1.2. Interpretation ................................................................................................9 ARTICLE II ISSUANCE RIGHT; REPURCHASE RIGHT; TERM ...........................................10 Section 2.1. Grant of Issuance Right .............................................................................10 Section 2.2. Repurchase Right .......................................................................................12 Section 2.3. Termination of Facility Agreement ...........................................................12 Section 2.4. Consolidated Net Worth ............................................................................12 Section 2.5. Exercisability of the Issuance Right ..........................................................13 Section 2.6. Mandatory Exercise Events .......................................................................14 Section 2.7. Senior Notes Issuance Capacity .................................................................14 ARTICLE III EXERCISE OF THE ISSUANCE RIGHT .............................................................14 Section 3.1. Exercise of the Issuance Right by Constellation........................................14 Section 3.2. Automatic Exercise of the Issuance Right .................................................15 Section 3.3. Settlement and Delivery .............................................................................16 ARTICLE IV FACILITY FEE AND PURCHASE OF ELIGIBLE TREASURY ASSESTS ...........................................................................................................................17 Section 4.1. Facility Fee.................................................................................................17 Section 4.2. Special Facility Fee ....................................................................................17 Section 4.3. Purchase of Defaulted Eligible Treasury Assets ........................................17 ARTICLE V OBLIGATIONS ABSOLUTE .................................................................................18 Section 5.1. Obligations Absolute .................................................................................18 Section 5.2. No Waiver ..................................................................................................18 ARTICLE VI REPRESENTATIONS AND WARRANTIES ......................................................18 Section 6.1. Representations of the Trust ......................................................................18 Section 6.2. Representations of Constellation ...............................................................19 ARTICLE VII MISCELLANEOUS ..............................................................................................21 Section 7.1. Inconsistency..............................................................................................21 Section 7.2. Binding Effect ............................................................................................21 Section 7.3. Amendments ..............................................................................................21 Section 7.4. Assignment ................................................................................................21

-ii- 4861-1002-9576 v.5 Section 7.5. Third-Party Beneficiary .............................................................................21 Section 7.6. Notices .......................................................................................................22 Section 7.7. Governing Law ..........................................................................................23 Section 7.8. Jurisdiction .................................................................................................23 Section 7.9. WAIVER OF TRIAL BY JURY ...............................................................23 Section 7.10. Counterparts ...............................................................................................23 Section 7.11. Severability ................................................................................................24 Section 7.12. Limitation of Liability................................................................................24 Section 7.13. The Notes Trustee ......................................................................................24 ANNEX A – FORM OF ISSUANCE NOTICE ANNEX B – FORM OF WAIVER OF REPURCHASE RIGHT ANNEX C – FORM OF REPURCHASE NOTICE ANNEX D – FORM OF AUTOMATIC EXERCISE NOTICE

-1- 4861-1002-9576 v.5 FACILITY AGREEMENT, dated as of February 9, 2022 (this “Agreement”), among CONSTELLATION ENERGY GENERATION, LLC, a Pennsylvania limited liability company (“Constellation”), FELLS POINT FUNDING TRUST, a Delaware statutory trust (the “Trust”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Notes Trustee (as defined below). WHEREAS, Constellation is entering into a new facility agreement (the “LC Agreement”) for the issuance of letters of credit by certain financial institutions (the “LC Issuers”) to support the operations of Constellation and its subsidiaries and minority investments; WHEREAS, pursuant to the LC Agreement, Constellation will agree with the LC Issuers to collateralize its obligations under the LC Agreement by directing the Trust, in accordance with this Agreement, to grant a first priority security interest in certain Eligible Treasury Assets in favor of Deutsche Bank Trust Company Americas as the collateral agent (the “Collateral Agent”) for the LC Issuers and other secured parties under the LC Agreement, to secure reimbursement obligations under the LC Agreement and, with respect to any Eligible Treasury Assets not required to be pledged to the Collateral Agent, in favor of Constellation to secure the obligations of the Trust to pay the Notes Purchase Price under the Issuance Right, in each case pursuant to a pledge and control agreement to be entered into among the Trust, the Collateral Agent and Constellation (the “Pledge Agreement”); WHEREAS, Constellation wishes to have the right to require the Trust to purchase up to $1,000,000,000 aggregate principal amount of Constellation’s 3.046% Senior Notes due 2027 (the “Senior Notes”), issued under the Indenture, dated as of the date hereof (the “Base Indenture”), between Constellation and Deutsche Bank Trust Company Americas, as trustee (the “Notes Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of the date hereof (the “Supplemental Indenture”) and the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Notes Indenture”); WHEREAS, the Trust has been authorized to purchase the Senior Notes from Constellation on the terms and conditions set forth herein; WHEREAS, Constellation and the Trust desire to enter into a binding agreement pursuant to which Constellation will have the right, and in certain circumstances the obligation, to sell the Senior Notes, when and if issued and outstanding, in a maximum aggregate principal amount not to exceed the Maximum Amount to the Trust, and the Trust will have an obligation to purchase such Senior Notes, if and when issued and outstanding, upon the voluntary, mandatory or automatic exercise of such right, and upon satisfaction of the other terms and conditions specified herein and Constellation will have the right from time to time in certain circumstances to repurchase Senior Notes then held by the Trust in whole or in part; and WHEREAS, simultaneously with the execution and delivery of this Agreement, Constellation is ordering the Notes Trustee to authenticate and deliver the Initial Note Certificate to the Trust to evidence any Senior Notes sold to the Trust from time to time upon the exercise of the right granted by and in accordance with the terms of this Agreement;

-2- 4861-1002-9576 v.5 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS: INTERPRETATION Section 1.1. Definitions. (a) Unless the context otherwise requires, in this Agreement (including in the Recitals): “Accounting Change” means any change in GAAP that has been adopted by Constellation and is effective for accounting periods ending after the date hereof. “Applicable Percentage” means (i) in the case of any Voluntary Exercise of the Issuance Right, a percentage equal to the Designated Amount specified in the applicable Issuance Notice divided by the Available Amount at the date of such notice, (ii) in the case of any Collateral Enforcement Event, a percentage equal to the Collateral Enforcement Amount divided by the Available Amount (which, for the avoidance of doubt, when such percentage is applied to the Available Amount shall include all Removed Collateral), (iii) in the case of the occurrence of a Change of Control Offer Expiration Date, a percentage equal to the Change of Control Offer Issuance Amount divided by the Available Amount at the date of such notice and (iv) 100% in the case of any Automatic Exercise Event or Mandatory Exercise Event (other than a Collateral Enforcement Event or the occurrence of a Change of Control Offer Expiration Date). “Automatic Exercise Event” means: (i) Constellation fails to pay any Facility Fee when due or any amount due and owing under the Trust Expense Reimbursement Agreement on any Distribution Date or fails on any Distribution Date to purchase and pay for any Defaulted Eligible Treasury Assets required to be purchased at their face amount from the Trust pursuant to Section 4.3 by 5:00 p.m. on such Distribution Date and in each case, such failure is not cured (including payment in full of the Special Facility Fee due as a result of such failure) within 30 days of such Distribution Date; or (ii) a Bankruptcy Event in respect of Constellation has occurred. “Available Amount” means, at any time, the Maximum Amount minus (i) the aggregate original principal amount of Senior Notes that have been issued and sold to the Trust pursuant to Section 2.1 and not repurchased by Constellation pursuant to Section 2.2 for which the Settlement Date has occurred prior to such time and (ii) the aggregate Designated Amount of Senior Notes for which Issuance Notices have been delivered at or prior to such time but for which the Settlement Date has not yet occurred. “Bankruptcy Event” in respect of a Person means that such Person (i)(A) institutes a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under

-3- 4861-1002-9576 v.5 any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, such proceeding or petition either (x) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (y) in the case of an insolvency proceeding, is not dismissed, discharged, stayed or restrained, in each case, within 60 days of the institution or presentation thereof; (ii) has a resolution passed for its winding-up or liquidation (other than pursuant to a consolidation, amalgamation or merger); or (iii) causes or is subject to any event with respect to which, under applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) or (ii). “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. “Calculation Agent” means Credit Suisse Securities (USA) LLC, in its capacity as calculation agent under the Calculation Agency Agreement, or any successor thereto in such capacity. “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock. “Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Constellation and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of Constellation or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan); or

-4- 4861-1002-9576 v.5 (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than a corporation owned directly or indirectly by the stockholders of Constellation in substantially the same proportion as their ownership of stock of Constellation prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Constellation, measured by voting power rather than number of shares. “Change of Control Offer Expiration Date” means the third Business Day preceding the Change of Control Payment Date. “Change of Control Payment Date” means the date specified in the notice to each Holder regarding the Change of Control Offer. “Collateral Enforcement Event” means any withdrawal of Eligible Treasury Assets by the Collateral Agent from the Trust Collateral Account pursuant to, and subject to the conditions and other requirements set forth in, the LC Agreement and the Pledge Agreement. “Consolidated Net Worth” means the consolidated stockholders’ equity of Constellation determined in accordance with GAAP but excluding (i) accumulated other comprehensive income (or loss), (ii) equity of non-controlling interests attributable thereto and (iii) treasury stock at cost. “Coupon Rate” means the interest that will accrue on the Senior Notes at a rate of 3.046% per annum. “Deutsche Bank DE” means Deutsche Bank Trust Company Delaware, a Delaware corporation. “Deutsche Bank NY” means Deutsche Bank Trust Company Americas, a New York banking corporation. “Exchange Act” means the Securities Exchange Act of 1934 (together with any other securities laws and regulations thereunder). “GAAP” means generally accepted accounting principles as in effect from time to time in the United States. “Investment Grade” means a rating of (i) Baa3 or better by Moody’s, (ii) BBB – or better by S&P, (iii) the equivalent of such rating by such organization or (iv) if another Rating Agency has been selected by Constellation, the equivalent of such rating by such other Rating Agency. “Issuance Notice” means a written notice substantially in the form attached as Annex A.

-5- 4861-1002-9576 v.5 “Lien” means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset. “Mandatory Exercise Event” means: (i) Constellation’s Consolidated Net Worth has fallen below the Minimum Net Worth Threshold; (ii) an Event of Default under (and as defined in) the Notes Indenture has occurred or would have occurred had the Senior Notes been outstanding; (iii) Constellation breaches the Senior Notes issuance capacity covenant in Section 2.7; (iv) a Collateral Enforcement Event has occurred; (v) a Change of Control Offer Expiration Date has occurred; or (vi) (A) Constellation determines that an Investment Company Act Event is reasonably likely to occur or has occurred and (B)(x) within five Business Days of such determination, the Transaction Agreements have not been amended to prevent or cease such event, or (y) Constellation has reasonably determined that no such amendment is possible. Upon a Mandatory Exercise Event occurring under clause (i), (ii), (iii) or (vi) above, Constellation will be required to promptly notify the Trustee and to sell to the Trust the Available Amount of the Senior Notes. Upon a Mandatory Exercise Event occurring under clause (iv) above, Constellation will be required to sell to the Trust an amount of Senior Notes (rounded up to the nearest $20,000,000 principal amount) (the “Collateral Enforcement Amount”) such that the Removed Collateral would be included in the Notes Purchase Price for the exercise of the Issuance Right with respect to the Collateral Enforcement Amount (assuming for purposes of determining the Notes Purchase Price that none of the Eligible Treasury Assets would be Blocked Eligible Treasury Assets), as determined by the Calculation Agent. Upon a Mandatory Exercise Event occurring under clause (v) above, Constellation will be required to sell to the Trust Senior Notes in a principal amount equal to the excess of the initial purchase price of the Trust Securities that have accepted the Change of Control Offer (the “P-Caps Tendered Amount”) over the principal amount of Senior Notes held by the Trust, with such excess rounded up to the nearest $20,000,000 principal amount (such principal amount following rounding, the “Change of Control Offer Issuance Amount” and such principal amount prior to rounding the “Change of Control Offer Subject Amount”). On the Change of Control Payment Date, Constellation shall pay the Change of Control Payment to the Trust to repurchase a principal amount of Senior Notes equal to the P-Caps Tendered Amount (minus the Change of Control Offer Subject Amount if Constellation has paid the Cash Settlement Amount with respect thereto in lieu of issuance), at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase, in each case to the extent necessary to pay the Change of Control Payment

-6- 4861-1002-9576 v.5 with respect to the P-Caps Tendered Amount. Constellation will be required to notify the Trustee of a Change of Control Triggering Event. “Maximum Amount” means, at any time, in respect of the Senior Notes, $1,000,000,000 aggregate principal amount of Senior Notes less the aggregate principal amount of Senior Notes, if any, that Constellation has previously redeemed or as to which Constellation has paid the Cash Settlement Amount. “Minimum Net Worth Threshold” means $2 billion, subject to adjustment as set forth in Section 2.4. “Moody’s” means Moody’s Investors Service, Inc. or any successor entity. “Notes Purchase Price” means the Applicable Percentage of each series of securities constituting Eligible Treasury Assets (other than any Retained Eligible Treasury Assets) held by the Trust on the Settlement Date (excluding any such Eligible Treasury Assets that are scheduled to mature on such date) with respect to an exercise of the Issuance Right (and, in the event such Eligible Treasury Assets are or have been liquidated, any proceeds received with respect thereto shall be treated for purposes of determining the Notes Purchase Price as equal not more than the face amount of such Eligible Treasury Assets, with the effect that Holders of the Trust Securities will have no exposure to changes in value, if any, of the Eligible Treasury Assets); provided that, in the event that the face amount of any series of securities constituting Eligible Treasury Assets to be delivered as part of the Notes Purchase Price would not be equal to an integral multiple of $100, the face amount of such series of Eligible Treasury Assets to be delivered as part of the Notes Purchase Price shall be rounded down to the nearest $100. “P-Caps Final Redemption Date” means January 31, 2027 or, if such day is not a Business Day, the following Business Day. “Rating Agency” means (i) each of Moody’s and S&P and (ii) if either of Moody’s or S&P ceases to rate the Trust Securities or the Senior Notes or fails to make a rating of the Trust Securities or the Senior Notes publicly available, a Nationally Recognized Statistical Rating Organization selected by Constellation which shall be substituted for Moody’s, or S&P, as the case may be with respect to the Trust Securities or the Senior Notes. “Reorganization” means any consolidation, merger or sale of all or substantially all assets of Constellation or any similar transaction, or acquisition or disposition of any subsidiary of Constellation (whether a direct or indirect subsidiary). “Retained Eligible Treasury Assets” means any Blocked Eligible Treasury Assets and any other Eligible Treasury Assets held by the Trust at the direction and on behalf of Constellation after a Mandatory Exercise or Automatic Exercise of the Issuance Right. “S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor entity.

-7- 4861-1002-9576 v.5 “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the United States Securities Act of 1933. “Settlement Date” means the date on which the relevant exercise of the Issuance Right is settled. “Special Facility Fee” means, with respect to any Overdue Amount, a premium equal to the excess, if any, of (i) the amount due and payable on the Eligible Treasury Assets (other than Retained Eligible Treasury Assets) held by the Trust or under this Agreement as of the applicable Distribution Date, plus interest thereon at the Coupon Rate from and including the Business Day immediately following the applicable Distribution Date to but excluding, the relevant Special Facility Fee Payment Date, calculated on a 30/360 Basis, over (ii) the amounts otherwise actually received by the Trust in respect of such Eligible Treasury Assets (including the purchase price of any Defaulted Eligible Treasury Assets, but excluding any Retained Eligible Treasury Assets) or in respect of such Overdue Amounts (including overdue interest on Defaulted Eligible Treasury Assets other than any Retained Eligible Treasury Assets), except that the “Special Facility Fee” with respect to any Overdue Amount paid after the Trust Dissolution Date shall be equal to the amount equal to interest at the Coupon Rate from and including the Trust Dissolution Date to, but excluding, the relevant Special Facility Fee Payment Date, calculated on a 30/360 Basis on a notional amount equal to the excess of (i) the amount due and payable on the Eligible Treasury Assets (other than any Retained Eligible Treasury Assets) or under this Agreement as of the Trust Dissolution Date over (ii) the amounts otherwise actually received by the Trust in respect of such Eligible Treasury Assets (including the purchase price of any Defaulted Eligible Treasury Assets but excluding any Retained Eligible Treasury Assets) or in respect of such Overdue Amounts (including overdue interest on Defaulted Eligible Treasury Assets). “Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. “Subsidiary” means, with respect to any specified Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

-8- 4861-1002-9576 v.5 “Trust Declaration” means the Amended and Restated Declaration of Trust, dated as of the date hereof, among Constellation, in its individual capacity and as depositor, Deutsche Bank NY, as trustee, and Deutsche Bank DE, as Delaware trustee. “Trust Expense Reimbursement Agreement” means the Trust Expense Reimbursement Agreement, dated as of the date hereof, between Constellation and the Trust. “Voluntary Exercise” means any exercise of the Issuance Right that is not an Automatic Exercise or a Mandatory Exercise. “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person. (b) As used herein (including in the Recitals), each of the following terms shall have the meaning set forth in the Section of this Agreement or in the other document set forth opposite such term in the table below, unless the context otherwise requires: 30/360 Basis ................................................................Trust Declaration Agreement ................................................................Preamble Authorized Officer ..........................................................Pledge Agreement Aggregate Collateral Amount ................................LC Agreement Automatic Exercise .........................................................Section 2.1(a) Automatic Exercise Notice ................................Section 3.2(a) Base Indenture ................................................................Recitals Blocked Eligible Treasury Assets ................................Section 3.3(e) Business Day ................................................................Trust Declaration Calculation Agency Agreement ................................Trust Declaration Cash Settlement Amount ................................................Section 2.1(b) Cash Settlement Election ................................................Section 2.1(b) Change of Control Offer .................................................Trust Declaration Change of Control Offer Issuance Amount ....................Section 1.1 Change of Control Offer Subject Amount ......................Section 1.1 Change of Control Payment ................................Trust Declaration Change of Control Triggering Event ..............................Trust Declaration Collateral Agent ..............................................................Recitals Collateral Enforcement Amount ................................Section 1.1 Constellation ................................................................Preamble Constellation Collateral Account ................................Pledge Agreement Defaulted Eligible Treasury Assets ................................Trust Declaration Designated Amount ........................................................Section 3.1 Distribution Date .............................................................Trust Declaration Distribution Period ..........................................................Trust Declaration Eligible Treasury Assets .................................................Trust Declaration Enforceability Exceptions ................................ Section 6.1(e) Event of Default ..............................................................Base Indenture

-9- 4861-1002-9576 v.5 Facility Fee................................................................Section 4.1 Holder ................................................................Trust Declaration Initial Note Certificate ....................................................Section 2.1(d)(i) Investment Company Act Event ................................Trust Declaration Issuance Right ................................................................Section 2.1(a) LC Agreement ................................................................Recitals LC Issuers ................................................................Recitals Majority of Holders.........................................................Trust Declaration Mandatory Exercise ........................................................Section 2.1(a) Minimum Collateral Base ................................ LC Agreement Notes Indenture ...............................................................Recitals Notes Trustee ................................................................Recitals Offering Memorandum ...................................................Trust Declaration Officer’s Certificate ........................................................Notes Indenture Optional Redemption Price ................................Trust Declaration Overdue Amounts ...........................................................Section 4.2 P-Caps Tax Event ...........................................................Trust Declaration P-Caps Tendered Amount ................................ Section 1.1 Person ................................................................Trust Declaration Pledge Agreement ...........................................................Recitals Proceedings ................................................................Section 7.8 Purchase Agreement .......................................................Section 6.2(h) Redemption Price ............................................................Trust Declaration Removed Collateral ........................................................Section 3.1 Repurchase ................................................................Section 2.2(a) Repurchase Price .............................................................Section 2.2(a) Repurchase Right ............................................................Section 2.2(a) Repurchase Settlement Date ................................Section 2.2(c) Retained Eligible Treasury Assets Account ...................Pledge Agreement Security Register .............................................................Base Indenture Senior Notes ................................................................Recitals Senior Notes Issuance Capacity Covenant .....................Section 2.7 Special Facility Fee Payment Date ................................Section 4.2 Supplemental Indenture Recitals Transaction Agreements .................................................Trust Declaration Trust ................................................................................Preamble Trust Collateral Account .................................................Pledge Agreement Trust Dissolution Date ....................................................Trust Declaration Trust Securities ...............................................................Trust Declaration Trustee................................................................Trust Declaration Section 1.2. Interpretation. Unless the context otherwise requires, in this Agreement (including in the Recitals): (a) any reference to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or such other agreement or document, as

-10- 4861-1002-9576 v.5 applicable, as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms; (b) any reference to a statute or regulation shall be construed as a reference to such statute or regulation or any successor or replacement statute or regulation, in each case as the same may have been, or may from time to time be, amended, varied or supplemented in accordance with its terms; (c) any reference to time is to New York City time; (d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, clause or other subdivision, and references to “Articles”, “Sections” and “Annexes” refer to Articles or Sections of, or Annexes to, this Agreement except as otherwise expressly provided; (e) the word “including” shall be deemed to be followed by the words “without limitation”; (f) any definition shall be equally applicable to both the singular and plural forms of the defined term; (g) headings contained in this Agreement are inserted for convenience of reference only and do not affect the interpretation of this Agreement or any provision hereof; and (h) whenever in this Agreement any Person is named or referred to, the successors and assigns of such Persons shall be deemed to be included, and all covenants and agreements in this Agreement by Constellation, the Trust and the Notes Trustee shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed. ARTICLE II ISSUANCE RIGHT; REPURCHASE RIGHT; TERM Section 2.1. Grant of Issuance Right. (a) The Trust hereby grants to Constellation the right to require the Trust to purchase, on one or more occasions, up to the Maximum Amount of Senior Notes on the terms specified in this Agreement from Constellation (the “Issuance Right”). The exercise of the Issuance Right shall be in the sole discretion of Constellation, provided that at any time that the Trust holds Eligible Treasury Assets (other than Retained Eligible Treasury Assets), (i) Constellation shall be required to exercise the Issuance Right for the entire Available Amount upon the occurrence of a Mandatory Exercise Event (other than pursuant to a Collateral Enforcement Event or a Change of Control Triggering Event and in each case as provided for in the definition of “Mandatory Exercise Event” above), (ii) Constellation shall be required to exercise the Issuance Right for the Collateral Enforcement Amount upon the occurrence of a Mandatory Exercise Event constituting a Collateral Enforcement Event, (iii) Constellation shall be required to exercise the Issuance Right for the Change of Control Offer Issuance Amount upon the occurrence of a Mandatory Exercise Event constituting a Change of Control Offer Expiration Date (any such exercise pursuant to this clause (iii) or clause (i) or (ii) above, a

-11- 4861-1002-9576 v.5 “Mandatory Exercise”), and (iv) the exercise of the Issuance Right for the entire Available Amount shall occur automatically (such exercise, an “Automatic Exercise”) upon the occurrence of an Automatic Exercise Event. Neither the Notes Trustee nor the Trust shall have any duty to calculate, monitor or track the Available Amount. (b) Constellation may, in connection with any Voluntary Exercise or Mandatory Exercise pursuant to a Change of Control Triggering Event (solely to the extent of the Change of Control Offer Subject Amount), make an election (a “Cash Settlement Election”) to deliver on the Settlement Date, in lieu of Senior Notes, by wire transfer in immediately available funds, an amount equal to the Optional Redemption Price (or for the Change of Control Offer Subject Amount, the repurchase price), including accrued and unpaid interest to but excluding the date of payment, as determined pursuant to the Senior Notes (the “Cash Settlement Amount”), that would be payable if Constellation had sold such Senior Notes to the Trust and redeemed them (or, in the case of a Change of Control Triggering Event, been required to repurchase them) on such Settlement Date; provided that a Cash Settlement Election solely in connection with a Voluntary Exercise may be made only with respect to an integral multiple of $20,000,000 principal amount of Senior Notes or, in the event that the Available Amount is less than $20,000,000, for the Available Amount. For the avoidance of doubt, in the event that Constellation elects to pay the Cash Settlement Amount in connection with a Mandatory Exercise pursuant to a Change of Control Triggering Event, such Cash Settlement Amount shall only be paid with respect to the Change of Control Offer Subject Amount, and Constellation will be required to issue Senior Notes to the Trust with a principal amount equal to the difference between the Change of Control Offer Issuance Amount and the Change of Control Offer Subject Amount. (c) The Trust agrees that it shall purchase Senior Notes from Constellation (or, if Constellation has made a Cash Settlement Election with respect to such Senior Notes, receive the applicable Cash Settlement Amount) in exchange for the Notes Purchase Price upon each exercise of the Issuance Right, in whole or in part, as provided in ARTICLE III, in accordance with any Issuance Notice or upon an Automatic Exercise and subject to the terms and conditions set forth herein. (d) The parties acknowledge and agree that: (i) on the date hereof, Constellation is issuing to the Trust a Senior Note with an initial principal amount of $0 (the “Initial Note Certificate”); (ii) any delivery of Senior Notes by Constellation to the Trust as contemplated by this Agreement upon any Voluntary Exercise, Automatic Exercise or Mandatory Exercise shall be effected by increasing the principal amount of the Initial Note Certificate and recording such increase in the Security Register; and (iii) any redemption of Senior Notes held by the Trust and any delivery of Senior Notes by the Trust to Constellation upon Constellation’s exercise of the Repurchase Right shall be effected by decreasing the principal amount of the Initial Note Certificate and recording such decrease in the Security Register.

-12- 4861-1002-9576 v.5 Section 2.2. Repurchase Right. (a) Subject to Section 2.2(b) Constellation shall have the right to repurchase, on one or more occasions, Senior Notes then outstanding and held by the Trust, in whole or in part (provided that any repurchase of Senior Notes then outstanding and held by the Trust shall be made as to an integral multiple of $20,000,000 principal amount of Senior Notes), at any time in exchange for Eligible Treasury Assets that entitle the Trust to receive on each subsequent Distribution Date through and including the P-Caps Final Redemption Date, payments of principal and interest that are in the same amounts as the Trust would have received on each such Distribution Date on the Eligible Treasury Assets that it delivered to Constellation, or to the Collateral Agent, as the case may be upon the exercise of the Issuance Right in respect of the Senior Notes to be so repurchased (the “Repurchase Price”). The repurchase right described in this Section 2.2(a) is referred to herein as a “Repurchase Right” and any such repurchase is referred to herein as a “Repurchase”. (b) The Repurchase Right shall terminate upon the earliest to occur of (i) an Automatic Exercise Event, (ii) a Mandatory Exercise Event pursuant to which the Available Amount is reduced to zero, or (iii) Constellation’s delivery of a notice substantially in a form of Annex B to the Trust and the Notes Trustee irrevocably waiving its right to exercise the Repurchase Right. Constellation may not effect a Repurchase of any Senior Notes for which Constellation has delivered a notice of redemption pursuant to the Notes Indenture. (c) Constellation may exercise the Repurchase Right by delivering to the Trust and the Notes Trustee a notice substantially in the form of Annex C, which notice shall specify the settlement date (the “Repurchase Settlement Date”), which shall be a Business Day that is prior to the Trust Dissolution Date and at least three Business Days after Constellation delivers such notice. On the Repurchase Settlement Date, Constellation shall deliver the Repurchase Price to the Trust against delivery of the Senior Notes by the Trust to Constellation or its designee. Each of Constellation and the Trust hereby covenants and agrees that its delivery of the Repurchase Price or the Senior Notes, respectively, pursuant to this Section 2.2 shall be made free and clear of any adverse claims, together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the Repurchase Price or the Senior Notes to the Trust or Constellation (or its designee), as the case may be and cause them to be a protected purchaser (within the meaning of the New York Uniform Commercial Code) of the Repurchase Price or the Senior Notes, as the case may be. Section 2.3. Termination of Facility Agreement. The Issuance Right, the Repurchase Right and this Agreement shall terminate on the Trust Dissolution Date, except with respect to obligations that have accrued hereunder prior to such date. Section 2.4. Consolidated Net Worth. (a) Consolidated Net Worth. No later than five Business Days after each date on which Constellation’s annual or quarterly financial statements are required to be filed on Form 10-K or Form 10-Q with the SEC, including without limitation any applicable extensions thereof, or if Constellation is not required to file such financial statements with the SEC, the date on which Constellation would be required to file such financial statements if Constellation

-13- 4861-1002-9576 v.5 continued to be subject to SEC filing requirements, Constellation shall notify the Trust of its Consolidated Net Worth as of the last day of the immediately preceding fiscal year or quarter, as the case may be, and state whether or not a Mandatory Exercise Event has occurred. Such notice shall briefly describe any Reorganization or Accounting Change resulting in a change in the Minimum Net Worth Threshold pursuant to clauses (b), (c) and (d) of this Section 2.4 since the later of (i) the date of this Agreement or (ii) the most recent such notice and specify (A) the adjustment to the Minimum Net Worth Threshold caused by such Reorganization or Accounting Change, including the calculation of such adjustment, and (B) the effective date of such adjustment. (b) Reorganizations. In the event of a Reorganization of Constellation that would result in a change in its Consolidated Net Worth, after giving effect to such Reorganization, of 15% or more of its Consolidated Net Worth immediately prior to such Reorganization, the Minimum Net Worth Threshold shall be adjusted by multiplying the Minimum Net Worth Threshold applicable immediately prior to such Reorganization by a fraction, the numerator of which is the Consolidated Net Worth after giving effect to such Reorganization, and the denominator of which is the Consolidated Net Worth immediately prior to the Reorganization. (c) Change of Accounting Policies. If at any time an Accounting Change would affect the computation of Consolidated Net Worth resulting in a change in the Consolidated Net Worth, after giving effect to such Accounting Change, of 15% or more of the Consolidated Net Worth immediately prior to such Accounting Change, the Minimum Net Worth Threshold shall be adjusted by multiplying the Minimum Net Worth Threshold applicable immediately prior to the Accounting Change by a fraction, the numerator of which is the Consolidated Net Worth after giving effect to the Accounting Change, and the denominator of which is the Consolidated Net Worth immediately prior to the Accounting Change. (d) Calculation of the Consolidated Net Worth. For purposes of this Section 2.4, the Consolidated Net Worth immediately prior to a Reorganization or an Accounting Change shall be calculated based on the most recent annual or quarterly consolidated financial statements of Constellation that are available at the time of determination of such Consolidated Net Worth. Constellation shall report any changes in the Minimum Net Worth Threshold, the basis for such change and the calculation thereof in a notice to the Trust. Section 2.5. Exercisability of the Issuance Right. The Issuance Right shall be exercisable in accordance with Section 2.1 notwithstanding any failure to pay any amount due under this Agreement, and no such failure shall constitute a breach of or a default under this Agreement unless, by the end of the 30th day following the applicable Distribution Date on which amounts are due from Constellation to the Trust, such failure has not been remedied (whether (i) by Constellation paying the unpaid amount to the Trust or (ii) by Constellation delivering an Issuance Notice with respect to the entire Available Amount, for settlement prior to such 30th day, and such amounts being set-off against the Notes Purchase Price in respect thereof (with the Eligible Treasury Assets included in the Notes Purchase Price being valued for the purpose of such setoff based on the proceeds received therefor by the Trust)).

-14- 4861-1002-9576 v.5 Section 2.6. Mandatory Exercise Events. Constellation shall give prompt written notice to the Trust of the occurrence of any Mandatory Exercise Event. Section 2.7. Senior Notes Issuance Capacity. Constellation shall ensure at all times that the issuance of an aggregate principal amount of the Senior Notes in an amount up to the Available Amount would not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which Constellation is a party or by which Constellation is bound (such provision, the “Senior Notes Issuance Capacity Covenant”). ARTICLE III EXERCISE OF THE ISSUANCE RIGHT Section 3.1. Exercise of the Issuance Right by Constellation. The Issuance Right shall be exercisable upon delivery by Constellation of an Issuance Notice to the Trust and the Notes Trustee. The Issuance Notice shall specify (i) whether such exercise is a Mandatory Exercise, (ii) the Settlement Date, which shall be a Business Day that is on or prior to the Trust Dissolution Date and at least two Business Days after the date such notice is received by the Trust and the Notes Trustee, and if Constellation is making a Cash Settlement Election, at least 10 days but not more than 60 days following the date such notice is received by the Trust and the Notes Trustee; provided that in the case of a Mandatory Exercise, the Settlement Date shall be the second Business Day after the date of receipt, (iii) whether the Settlement Date is the Trust Dissolution Date, (iv) the principal amount of Senior Notes with respect to which Constellation is exercising the Issuance Right (the “Designated Amount”), which shall be an integral multiple of $20,000,000 (or, in the event that the Available Amount is less than $20,000,000, for the Available Amount) up to the Available Amount of Senior Notes, at the time the Issuance Right is exercised, or, in the case of a Mandatory Exercise, the entire Available Amount (in respect of a Mandatory Exercise Event occurring under clauses (i), (ii), (iii) or (vi) of the definition of “Mandatory Exercise Event”), the Collateral Enforcement Amount (in respect of a Mandatory Exercise Event occurring under clause (iv) of the definition of “Mandatory Exercise Event”) or the Change of Control Offer Issuance Amount (in respect of a Mandatory Exercise Event occurring under clause (v) of the definition of “Mandatory Exercise Event”)), (v) in the case of a Voluntary Exercise or a Mandatory Exercise pursuant to a Change of Control Triggering Event (solely to the extent of the Change of Control Offer Subject Amount), the principal amount of Senior Notes, if any, as to which Constellation has made a Cash Settlement Election, (vi) in the case of any Mandatory Exercise Event constituting a Collateral Enforcement Event, the face amount of each series of Eligible Treasury Assets that have been withdrawn by the Collateral Agent from the Trust Collateral Account (the “Removed Collateral”), (vii) the remaining Available Amount, immediately after giving effect to the exercise of the Issuance Right pursuant to the applicable Issuance Notice and (viii) whether all or any portion of the Notes Purchase Price will be retained as Retained Eligible Treasury Assets. On the Settlement Date, (x) the Notes Trustee shall deliver the Designated Amount of the Senior Notes or (y) with respect to any Senior Notes as to which Constellation has made a Cash Settlement Election, Constellation shall deliver the Cash Settlement Amount to the Trust against delivery of the Notes Purchase Price by the Trust to Constellation. Subject to Section 3.3(e), upon the occurrence of a Mandatory Exercise Event, the Eligible Treasury Assets will be delivered to Constellation by the Trust. Any Eligible Treasury Assets delivered to Constellation by the Trust pursuant to this Agreement will, subject to Section 3.3(e), (i) prior to the termination of the LC Agreement, at Constellation’s

-15- 4861-1002-9576 v.5 written instruction, either (x) be credited to the Retained Eligible Treasury Assets Account or, if permitted under this Facility Agreement, to the Constellation Collateral Account, each of which has been pledged in favor of the Collateral Agreement in accordance with the terms of the LC Agreement, or (y) with respect to any Mandatory Exercise or Automatic Exercise, continue to be held by the Trust as Retained Eligible Treasury Assets in the Retained Eligible Treasury Assets Account, and (ii) at any time after the termination of the LC Agreement, be delivered or credited to such account of Constellation as Constellation may specify in a written notice to the Trust. In addition, to the extent that the Aggregate Collateral Amount exceeds the Minimum Collateral Base at any time, upon written request of Constellation, the Excess Eligible Treasury Assets, as certified by Constellation, shall be released from any Lien (other than a Lien for the benefit of Constellation) created under the Pledge Agreement and Constellation shall be permitted to withdraw such excess funds from the Retained Eligible Treasury Assets Account, and Constellation shall be permitted to withdraw such excess assets from the Trust Collateral Account in connection with any permitted exercise of the Issuance Right under this Agreement, in accordance with Section 5(a) of the LC Agreement. This Agreement will terminate on the Trust Dissolution Date, except with respect to obligations that have already accrued thereunder prior to the Trust Dissolution Date. Section 3.2. Automatic Exercise of the Issuance Right. (a) The Trust shall deliver a notice substantially in the form of Annex D (such notice, an “Automatic Exercise Notice”) to the Notes Trustee and Constellation within two Business Days after obtaining actual knowledge of any Automatic Exercise Event that is not a Bankruptcy Event, and the Settlement Date of such Automatic Exercise shall be the second Business Day after the date such notice is received by the Notes Trustee, provided that if the Notes Trustee receives notice that a Bankruptcy Event with respect to Constellation has occurred before such Settlement Date, the Settlement Date shall be determined pursuant to Section 3.2(b). (b) Constellation shall deliver an Automatic Exercise Notice to the Trust and the Notes Trustee promptly upon becoming aware of any Bankruptcy Event with respect to Constellation and provide the Notes Trustee and the Trust with either an order of the court administering its bankruptcy, liquidation or similar proceeding authorizing the issuance and sale of the Senior Notes to the Trust or an opinion of counsel that the Senior Notes may be issued and sold to the Trust without obtaining any such order. The Settlement Date of such Automatic Exercise shall be the second Business Day after such order or opinion of counsel is received by the Trust and the Notes Trustee or, if later, the date required by such order. (c) On the Settlement Date of an Automatic Exercise, the Notes Trustee shall deliver the entire Available Amount of the Senior Notes to or upon the order of the Trust against delivery of the Notes Purchase Price by the Trust to Constellation. Subject to Section 3.3(e), upon the Settlement Date of an Automatic Exercise Event, the Eligible Treasury Assets will be delivered to Constellation by the Trust. Any Eligible Treasury Assets delivered to Constellation by the Trust pursuant to this Agreement will be credited (i) prior to the termination of the LC Agreement, to the Retained Eligible Treasury Assets Account or, if permitted pursuant to the terms of this Facility Agreement and the LC Agreement, to the Constellation Collateral Account, which has been, or in the case of the Constellation Collateral Account will be, pledged in favor of the Collateral Agent in accordance with the terms of the LC Agreement and (ii) at any time

-16- 4861-1002-9576 v.5 after the termination of the LC Agreement, to such account of Constellation as Constellation may specify in a written notice to the Trust. Section 3.3. Settlement and Delivery. (a) Delivery of the Senior Notes (or the Cash Settlement Amount, in respect of any Senior Notes as to which Constellation has made a Cash Settlement Election) and the Notes Purchase Price, in respect of any exercise of the Issuance Right shall take place prior to 3:00 p.m. on the applicable Settlement Date. Unless otherwise changed by a prior written notice to the Trust by Constellation (including, without limitation, an Issuance Notice), on the applicable Settlement Date, subject to the receipt of the Senior Notes (or such Cash Settlement Amount), the Notes Purchase Price shall be delivered to or upon the order of Constellation according to the delivery instructions provided by Constellation. For the avoidance of doubt, any delay in delivery of any Senior Notes or Cash Settlement Amount or the Notes Purchase Price shall not extinguish the rights of Constellation or the Trust to receive the Notes Purchase Price or any Cash Settlement Amount or Senior Notes, as the case may be, following the exercise of the Issuance Right. (b) Payment of the Notes Purchase Price shall be subject to set-off against any amounts due and unpaid by Constellation to the Trust on the applicable Settlement Date pursuant to this Agreement, the Trust Declaration or the Trust Expense Reimbursement Agreement and such set-off shall be deemed to satisfy the Trust’s obligation to pay the Notes Purchase Price with respect to such set-off amounts (with the Eligible Treasury Assets included in the Notes Purchase Price being valued for the purpose of such set-off based on the proceeds received therefor by the Trust). Except as set forth in the immediately preceding sentence, payment of the Notes Purchase Price by the Trust shall be made as provided in this ARTICLE III without set- off, claim, recoupment, deduction or counterclaim. For the avoidance of doubt, the delivery of Eligible Treasury Assets to the Collateral Agent in connection with a Collateral Enforcement Event shall constitute payment of the relevant portion of the Notes Purchase Price by the Trust for the issuance of Senior Notes in connection with the related Mandatory Exercise. (c) Each of Constellation and the Trust hereby covenants and agrees that its delivery of the Senior Notes or the Notes Purchase Price, respectively, pursuant to this ARTICLE III shall be made free and clear of any adverse claims (other than (i) the claims of the Collateral Agent on the Note Purchase Price delivered to the Retained Eligible Treasury Assets Account or Constellation Collateral Account, as applicable, or (ii) that arise as a result of the actions of, or claims against, another party hereto), together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the Senior Notes or the Notes Purchase Price to the Trust or Constellation (or its nominee), as the case may be and cause them to be a protected purchaser (within the meaning of the New York Uniform Commercial Code) of the Senior Notes or the Notes Purchase Price, as the case may be. Regardless of when they are issued and sold to the Trust, and whether they are issued and sold to the Trust pursuant to one exercise or several exercises, all Senior Notes issued shall consist of a single series of securities under the Notes Indenture. (d) Prior to the termination of the LC Agreement, following any Mandatory Exercise or Automatic Exercise of the Issuance Right, in lieu of receiving the Eligible Treasury

-17- 4861-1002-9576 v.5 Assets from the Trust, Constellation has the right to require the Trust to continue to hold such Eligible Treasury Assets subject to the terms of the Pledge Agreement as Retained Eligible Treasury Assets. However, the Holders of the Trust Securities will have no interest in and no rights to receive delivery of any Retained Eligible Treasury Assets or proceeds thereof. (e) Notwithstanding anything to the contrary, prior to termination of the LC Agreement, Eligible Treasury Assets that are pledged to the Collateral Agent pursuant to the Pledge Agreement shall only be delivered to Constellation by the Trust if, upon the delivery of such Eligible Treasury Assets to Constellation (i) such Eligible Treasury Assets will continue to be pledged to the Collateral Agent pursuant to the Pledge Agreement and (ii) no default would exist or result under the LC Agreement or the Pledge Agreement from the delivery of such Eligible Treasury Assets (any Eligible Treasury Assets retained by the Trust after the exercise of the Issuance Right pursuant to such limitation, the “Blocked Eligible Treasury Assets”). The Trust and the Trustee may conclusively rely on the statements of Constellation in any Issuance Notice or any Mandatory Exercise Notice as to whether any Eligible Treasury Assets are Retained Eligible Treasury Assets. Any Retained Eligible Treasury Assets shall be transferred by the Trust from the Trust Collateral Account to the Retained Eligible Treasury Assets Account. ARTICLE IV FACILITY FEE AND PURCHASE OF ELIGIBLE TREASURY ASSETS Section 4.1. Facility Fee. In consideration of the Trust’s agreement to purchase the Senior Notes upon the exercise of the Issuance Right in accordance with the terms of this Agreement, Constellation shall pay to the Trust, by wire transfer in immediately available funds, by 11:00 a.m. on each Distribution Date in arrears in respect of the Distribution Period ending on such Distribution Date, a premium (the “Facility Fee”) in an amount equal to 1.475% per annum applied to the Maximum Amount minus the aggregate principal amount of Senior Notes then outstanding and held by the Trust as of the close of business on the Business Day immediately preceding such Distribution Date, as applicable, calculated on a 30/360 Basis. Section 4.2. Special Facility Fee. In the event (x) the Trust has not received all payments due on any Distribution Date with respect to the Eligible Treasury Assets (other than Retained Eligible Treasury Assets) and Constellation has not paid for all Defaulted Eligible Treasury Assets required to be purchased at their face amount from the Trust pursuant to Section 4.3 by 5:00 p.m. on such Distribution Date or (y) Constellation has failed to pay any amount due under this Agreement, the Trust Expense Reimbursement Agreement or the Senior Notes, by 5:00 p.m. on any Distribution Date (such amounts in clauses (x) or (y) above, the “Overdue Amounts”), Constellation shall pay to the Trust, by wire transfer in immediately available funds, the Special Facility Fee no later than 11:00 a.m. on the earliest of (i) the date on which the Trust is required to distribute any Overdue Amount pursuant to Section 5.8(d) of the Trust Declaration, (ii) the Settlement Date of the exercise of the entire Available Amount after such Distribution Date and (iii) the date on which any Overdue Amount is paid in respect of any amounts payable on the Trust Dissolution Date (the “Special Facility Fee Payment Date”). Section 4.3. Purchase of Defaulted Eligible Treasury Assets. Constellation hereby agrees to purchase from the Trust on any Distribution Date any Defaulted Eligible Treasury

-18- 4861-1002-9576 v.5 Assets (or the proceeds thereof) for an amount equal to their face amount by wire transfer in immediately available funds. ARTICLE V OBLIGATIONS ABSOLUTE Section 5.1. Obligations Absolute. The Trust acknowledges that the obligations of the Trust undertaken under this Agreement are absolute, irrevocable and unconditional irrespective of any circumstances whatsoever, including any defense otherwise available to the Trust, in equity or at law, including the defense of fraud, any defense based on the failure of Constellation to disclose any matter, whether or not material, to the Trust or any other Person, and any defense of breach of warranty or misrepresentation, and irrespective of any other circumstance that might otherwise constitute a legal or equitable discharge or defense under any and all circumstances whatsoever. The enforceability and effectiveness of this Agreement and the liability of the Trust, and the rights, remedies, powers and privileges of Constellation under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Trust hereby expressly waives, to the fullest extent permitted by applicable law, any defense now or in the future arising by reason of: (i) the illegality, invalidity or unenforceability of all or any part of the Trust Declaration; (ii) any action taken, or omission to act, by Constellation; (iii) any change in the direct or indirect ownership or control of Constellation or of any shares or ownership interests thereof; and (iv) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of or for the Trust; provided that, notwithstanding the provisions of this Section 5.1, the Trust shall have no further obligations hereunder after this Agreement is terminated. The breach of any covenant, representation or warranty made in this Agreement by the Trust or Constellation shall not result in the termination of the Issuance Right or limit the rights of the Trust or Constellation hereunder. Other than as specifically set forth herein, neither the Trust nor the Trustee shall be entitled to receive from Constellation any certificate, opinion or other document in connection with the exercise of the Issuance Right. Section 5.2. No Waiver. For the avoidance of doubt, so long as the Issuance Right has not terminated, no failure or delay by Constellation in exercising its rights hereunder shall operate as a waiver of its rights hereunder except as specifically provided in this Agreement. ARTICLE VI REPRESENTATIONS AND WARRANTIES Section 6.1. Representations of the Trust. The Trust represents and warrants to Constellation that, as of the date hereof:

-19- 4861-1002-9576 v.5 (a) the Trust is duly organized and validly existing under the Statutory Trust Act and has the power and authority to own its assets and to conduct its activities; (b) its entry into, exercise of its rights and performance of or compliance with its obligations under this Agreement do not and will not violate (i) any law to which it is subject, (ii) any of its constituent documents, or (iii) any agreement to which it is a party or which is binding on it or its assets; (c) it has the power to enter into, and to exercise its rights and perform and comply with its obligations under, this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (d) it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement; (e) its obligations under this Agreement are valid, binding and enforceable at law, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”); (f) it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings would be material in the context of this Agreement; and (g) no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by the Trust of the transactions contemplated by this Agreement. Section 6.2. Representations of Constellation. Constellation represents and warrants to the Trust that, as of the date hereof: (a) it is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business; (b) its compliance with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not result in any violation of the provisions of (i) the articles of incorporation or bylaws or other organizational documents, as applicable, of Constellation, (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Constellation, any of its subsidiaries or any of its respective properties, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Constellation or any Subsidiary is a party or by which Constellation or any Subsidiary is bound or to which any of the property or assets of Constellation or any Subsidiary is subject, which violation (in the case of clauses (ii) or (iii)) would be material relative to the expected benefits to the parties to this Agreement;

-20- 4861-1002-9576 v.5 (c) it has the corporate power to enter into, and to exercise its rights and perform and comply with its obligations under, this Agreement and this Agreement has been duly authorized, executed and delivered by it; (d) it will use commercially reasonable efforts to obtain and maintain in effect and comply with the terms of any necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement; (e) its obligations under this Agreement are valid, binding and enforceable against Constellation in accordance with the terms of this Agreement, subject to the Enforceability Exceptions; (f) it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and, other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which Constellation or any of its Subsidiaries is a party or of which any property of Constellation or any of its Subsidiaries is the subject and, to the best of Constellation’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, which default or legal or governmental proceedings would be material relative to the expected benefits to the parties to this Agreement; (g) it is not necessary in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere other than those that have been duly filed, registered or recorded and are in full force and effect; (h) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over Constellation, any of its Subsidiaries or any of its or their respective properties is required for the execution and performance by Constellation of its obligations under this Agreement which consent, approval, authorization, order, registration or qualification would be material relative to the expected benefits to the parties to this Agreement, except such as have been, or will have been prior to the time of delivery of the Senior Notes, obtained and, assuming the accuracy of the representations, warranties and agreements of the Trust herein and in the Purchase Agreement, dated as of February 2, 2022, by and among Constellation, the Trust and Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as representatives of the several initial purchasers named in Schedule I thereto (the “Purchase Agreement”), it is not necessary in connection with the sale and delivery of the Senior Notes by Constellation to the Trust, pursuant to the terms hereof in accordance with and in the manner contemplated by the Notes Purchase Agreement, this Agreement and the Offering Memorandum, to register the Senior Notes under the Securities Act; and (i) the Senior Notes have been duly authorized by Constellation and, when issued pursuant to the Notes Indenture and delivered pursuant to this Agreement, the Senior Notes will have been duly executed, authenticated, issued and delivered, and will constitute valid and legally binding obligations of Constellation, entitled to the benefits provided by the Notes Indenture, enforceable in accordance with their terms, subject to the Enforceability Exceptions.

-21- 4861-1002-9576 v.5 ARTICLE VII MISCELLANEOUS Section 7.1. Inconsistency. If there is any inconsistency between any provision of this Agreement and any other Transaction Agreement, the provisions of this Agreement shall prevail to the extent of such inconsistency but not otherwise. Section 7.2. Binding Effect. All agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Trust, Constellation, the Notes Trustee and the Holders of the Trust Securities. Section 7.3. Amendments. This Agreement may be amended by Constellation and the Trust with the consent of at least a Majority of Holders, except that (x) the unanimous consent of the Holders of the Trust Securities is required for any change in the payment terms in the definition of “Special Facility Fee”, Section 2.2, ARTICLE III or ARTICLE IV that would affect the timing or amount of any distribution by the Trust pursuant to the Trust Declaration and (y) the consent of the Collateral Agent is required for any amendment to Section 3.3(e). Notwithstanding the foregoing, no such consent of Holders shall be required for any amendment to this Agreement (a) to cure any ambiguity or correct any mistake or conform the terms of this Agreement to the description thereof in the Offering Memorandum, (b) to correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement or the Trust Declaration, (c) as determined in good faith by an Authorized Officer of Constellation in an Officer’s Certificate delivered to the Notes Trustee, to make any change that does not adversely affect the rights of any Holder in any material respect or (d) to make any other change that may in the reasonable judgment of Constellation be necessary or appropriate to prevent the occurrence of any Investment Company Act Event or P-Caps Tax Event or that would not be adverse to the interests of the Holders, provided that such change would not change the timing or amount of any distribution to the Holders of the Trust Securities or the U.S. federal income tax treatment of the Holders as the owners of indebtedness of Constellation, either held directly or held through the Trust and would not otherwise reasonably be expected to have a material adverse effect on Holders. The consent of the Notes Trustee is required for any amendment that affects the rights, duties or immunities of the Notes Trustee under this Agreement or otherwise. Section 7.4. Assignment. Neither the Trust nor Constellation may assign its rights or obligations under this Agreement to any other Person, except that Constellation may assign its rights and obligations under this Agreement to any Person to whom it assigns its rights and obligations under the Notes Indenture, which Person shall assume all of such rights and obligations under this Agreement either by operation of law or by express agreement. Any purported assignment in violation of this Section 7.4 shall be void. For the avoidance of doubt, this Agreement does not prohibit Constellation from entering into a merger, consolidation or sale of all or substantially all of its assets. Section 7.5. Third-Party Beneficiary. The Collateral Agent is an intended third-party beneficiary of this Agreement and may enforce Section 3.3(e) and Section 7.3 of this Agreement as if it were a party hereto.

-22- 4861-1002-9576 v.5 Section 7.6. Notices. (a) Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor in person, by registered or certified mail, by nationally recognized overnight courier or as a pdf. attachment to an email, addressed as follows: If to Constellation at: Constellation Energy Generation, LLC 200 Exelon Way Kennett Square, Pennsylvania 19348 Attention: General Counsel With a copy (which shall not constitute notice) to: Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 Attention: Patrick R. Gillard, Esq. If to the Trust at: Fells Point Funding Trust c/o Deutsche Bank Trust Company Americas, as Trustee Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team -Fells Point Funding Trust, Constellation, SF7147 If to the Notes Trustee at: Deutsche Bank Trust Company Americas, as Notes Trustee Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team -Fells Point Funding Trust, Constellation, SF7147 (b) Any such notice shall be effective upon delivery, if delivered in person; upon acknowledgement of receipt (in writing or orally), if delivered by email; on the fifth day after deposited in the mail, postage prepaid, if delivered by registered or certified mail; and on the day after deposit with a nationally recognized overnight courier, if delivered by overnight courier. (c) Any party hereto may change its address, email address or telephone number for notices and other communications hereunder by notice to the other parties hereto in accordance with this Section 7.6.

-23- 4861-1002-9576 v.5 (d) The Notes Trustee agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email or other similar unsecured electronic methods. The Notes Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Notes Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. Subject to the standard of care applicable to the Notes Trustee under the Notes Indenture, the party providing instructions or directions by unsecured email or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Notes Trustee, including, without limitation, the risk of the Notes Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Section 7.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Section 7.8. Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or in connection with or based upon this Agreement (“Proceedings”) may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America; waives, to the extent it may effectively do so, any objection that it may have now or hereafter to the laying of the venue of any such suit, action or proceeding; and irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the parties hereto agrees that process shall be deemed served if sent to it at the address given for notices under this Agreement and that nothing in this Agreement shall affect any party’s right to serve process in any other manner permitted by law. Each of the parties hereto agree that final judgment against it in any Proceeding shall be enforceable in any other jurisdiction within or outside the United States by suit on the judgment. Each of the parties hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any Proceeding. The provisions of this Section 7.8 are intended to be effective upon the execution of this Agreement without any further action by any of the parties and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters. Section 7.9. WAIVER OF TRIAL BY JURY. EACH OF CONSTELLATION, THE TRUST AND THE NOTES TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Section 7.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The words “execution”, “signed”, “signature”, and words of like import in this Agreement including, without limitation, with respect to addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications, shall include electronic signatures (including without

-24- 4861-1002-9576 v.5 limitation, Diligent, DocuSign and AdobeSign or any other similar platform identified by Constellation and reasonably available at no undue burden or expense to the Notes Trustee, with respect to the signatures of the Notes Trustee) with respect to this Agreement and all notices or other documents to be delivered in connection herewith. The exchange of copies of this Agreement and of signature pages by facsimile or email transmission of PDF files shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or email transmission of PDF files shall be deemed to be their original signatures for all purposes. Section 7.11. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Trust’s, Constellation’s and the Notes Trustee’s rights, immunities and privileges shall be enforceable to the fullest extent permitted by law, provided that, if the omission of such provision would alter the fundamental expectations of the parties hereto, such provision shall not be severable. Section 7.12. Limitation of Liability. It is expressly understood that (i) this Agreement is executed and delivered by Deutsche Bank NY, as Trustee, not individually or personally but solely as Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Declaration, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by Deutsche Bank NY, but is made and intended for the purpose for binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on Deutsche Bank NY, as Trustee, or Deutsche Bank DE, as Delaware Trustee, of the Trust, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Deutsche Bank NY has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement and (v) under no circumstances shall Deutsche Bank NY be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents. The Trustee shall not be responsible for making any calculation with respect to any matter under this Agreement and shall have no duty to monitor or investigate Constellation’s compliance with any representation, warranty, covenant or agreement made by it under this Agreement or any other agreement relating hereto. Section 7.13. The Notes Trustee. (a) In entering into and performing its duties under this Agreement as Notes Trustee, Deutsche Bank NY is acting in its capacity as Notes Trustee under the Notes Indenture and shall be entitled to all of the exculpations, protections, immunities, indemnities and standard of care available to it thereunder. Without limiting the foregoing, the Notes Trustee (i) may conclusively rely and shall be protected in acting upon any Issuance Notice or Automatic Exercise Notice believed by it to be genuine and to have been signed or presented by the proper

-25- 4861-1002-9576 v.5 party or parties and may conclusively rely on the truth and correctness of any statement contained therein, including, without limitation, as to the proper principal amount of Senior Notes to be authenticated and delivered, (ii) in authenticating and delivering any Senior Notes hereunder, shall not be responsible for determining whether the related Notes Purchase Price has been delivered by the Trust to Constellation or whether the Notes Purchase Price, when so delivered, is in the proper amount, (iii) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants, duties or obligations shall be read into this Agreement against the Notes Trustee, (iv) shall not be charged with notice or knowledge of an Automatic Exercise Event unless notified of such event under Section 3.2, and (v) shall not be deemed to owe any fiduciary duty to the holders of the Trust Securities. (b) The Notes Trustee shall not be responsible for making any calculation with respect to any matter under this Agreement and shall have no duty to monitor or investigate Constellation’s or the Trust’s compliance with any representation, warranty, covenant, or agreement made by either of them under this Agreement or any other agreement relating hereto. [Signature Pages Follow]

[Signature Page to Facility Agreement] 4861-1002-9576 v.5 IN WITNESS WHEREOF, the parties hereto have caused this Facility Agreement to be duly executed as of the day and year first above written. FELLS POINT FUNDING TRUST By: DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee By: /s/ Bridgette Casasnovas Name: Bridgette Casasnovas Title: Vice President By: /s/ Robert Peschler Name: Robert Peschler Title: Vice President

[Signature Page to Facility Agreement] 4861-1002-9576 v.5 CONSTELLATION ENERGY GENERATION, LLC By: /s/ Shane Smith Name: Shane Smith Title: Vice President and Treasurer

[Signature Page to Facility Agreement] 4861-1002-9576 v.5 DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Notes Trustee By: /s/ Bridgette Casasnovas Name: Bridgette Casasnovas Title: Vice President By: /s/ Robert Peschler Name: Robert Peschler Title: Vice President

A-1 4861-1002-9576 v.5 ANNEX A FORM OF ISSUANCE NOTICE To: Fells Point Funding Trust c/o Deutsche Bank Trust Company Americas, as Trustee Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team -Fells Point Funding Trust, Constellation, SF7147 To: Deutsche Bank Trust Company Americas, as Notes Trustee under the Indenture Relating to the Senior Notes Referred to Below, Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team -Fells Point Funding Trust, Constellation, SF7147 Date: Re: Notice of Exercise of Right to Issue Constellation’s 3.046% Senior Notes due January 31, 2027 (the “Senior Notes”) under the Facility Agreement Ladies and Gentlemen: This notice is an Issuance Notice for the purposes of Section 3.1 of the Facility Agreement, dated as of February 9, 2022 (the “Facility Agreement”), among Constellation Energy Generation, LLC, Fells Point Funding Trust (the “Trust”) and Deutsche Bank Trust Company Americas, as Notes Trustee. Capitalized terms used and not defined herein shall have the respective meanings given to such terms in the Facility Agreement. The exercise of the Issuance Right pursuant to this Issuance Notice [is][is not] a Mandatory Exercise. The Designated Amount with respect to this exercise shall be $__________,1 and the remaining Available Amount immediately after giving effect to the exercise of the Issuance Right pursuant to this Issuance Notice shall be $__________. The Settlement Date with respect to this exercise shall be__________. 2 1 This must be an integral multiple of $20,000,000 in the case of a Voluntary Exercise (or, in the event that the Available Amount is less than $20,000,000, the Available Amount), and must be the entire Available Amount in the case of a Mandatory Exercise (other than as specified in the definition of “Mandatory Exercise Event”). 2 This must be a Business Day on or prior the Trust Dissolution Date under the Trust’s Amended and Restated Trust Declaration of Trust and at least two Business Days after the date this Issuance Notice is received by the

A-2 4861-1002-9576 v.5 Include only for if a Cash Settlement Election is made — [We hereby make a Cash Settlement Election with respect to $__________3 principal amount of Senior Notes subject to this exercise.] [The Removed Collateral is as follows: CUSIP No. Face Amount We hereby certify that the Collateral Enforcement Amount is a principal amount of Senior Notes such that all of the Removed Collateral would be included in the Notes Purchase Price for the exercise of the Issuance Right with respect to the Collateral Enforcement Amount (assuming for purposes of determining the Notes Purchase Price that none of the Eligible Treasury Assets would be Blocked Eligible Treasury Assets)].4 [Upon the occurrence of a Mandatory Exercise Event, [the Eligible Treasury Assets will be delivered to Constellation by the Trust][the Eligible Treasury Assets will constitute Retained Eligible Treasury Assets and will continue to be held by the Trust]]5. The Settlement Date [is][is not] the Trust Dissolution Date under the Trust’s Amended and Restated Declaration of Trust.6 We hereby direct the Trust and [Deutsche Bank NY], as trustee thereof (the “Trustee”), to deliver the Notes Purchase Price as provided in ARTICLE III of the Facility Agreement, to [the [Retained Eligible Treasury Assets Account][Constellation Collateral Account], which has been pledged in favor of the Collateral Agent in accordance with the terms of the LC Agreement]7 [the following account: ____________________]8. [We hereby represent and warrant that (i) the Eligible Treasury Assets constituting the Notes Purchase Price to be delivered to the Trust and the Notes Trustee, or if a Cash Settlement Election is being made, at least 10 days but not more than 60 days following the date this Issuance Notice is received by the Trust and the Notes Trustee, or in the case of a Mandatory Exercise, the second Business Day after the date this Issuance Notice is received by the Trust and the Notes Trustee. 3 In connection with a Mandatory Exercise pursuant to a Change of Control Triggering Event, this must be the Change of Control Offer Subject Amount. 4 Include only for a Collateral Enforcement Event. 5 Do not include if Eligible Treasury Assets are delivered in connection with a Collateral Enforcement Event. 6 See Section 8.1(a) of the Amended and Restated Declaration of Trust 7 Include if LC Agreement is still in effect. In the event the Constellation Collateral Account is designated, the representation in the following sentence must be included. The Constellation Collateral Account must be selected upon the exercise of the Issuance Right of a Mandatory Exercise pursuant to an Investment Company Act Event. 8 Select if the LC Agreement is no longer in effect.

A-3 4861-1002-9576 v.5 Constellation Collateral Account will continue to be pledged to the Collateral Agent pursuant to the Pledge Agreement and (ii) no default would exist or result under the LC Agreement or the Pledge Agreement from the delivery of such Eligible Treasury Assets.]9 If the Settlement Date is not the Trust Dissolution Date and a Cash Settlement Election is not made with respect to the entire Designated Amount — [We hereby instruct Deutsche Bank Trust Company Americas, as Registrar under the Notes Indenture, to increase the outstanding principal amount of the Senior Notes registered in the name of the Trust on its books and records by $__________10 on the Settlement Date.] If the Settlement Date is the Trust Dissolution Date — [We hereby instruct Deutsche Bank Trust Company Americas, as Notes Trustee under the Notes Indenture, [to (i) transfer the principal balance and any accrued interest under the Initial Note Certificate to the Global Securities and cancel the Initial Note Certificate referred to in the Company Order, dated February [9], 2022, a copy of which is attached hereto as Exhibit 1, (ii) cause DTC to allocate the Global Securities to Holders of the Trust Securities and (iii) provide prompt written confirmation of such actions to the Trustee and Constellation ]11.] 9 Select if the LC Agreement is still in effect and Eligible Treasury Assets are to be delivered to the Constellation Collateral Account. 10 Insert the Designated Amount less the principal amount of Senior Notes, if any, as to which a Cash Settlement Election is made. 11 If, at the time this notice is delivered, Constellation determines that the Securities will not be eligible for delivery through DTC on the Trust Dissolution Date, substitute “to cancel the Initial Note Certificate and to authenticate and deliver individual Securities as provided in the Company Order accompanying this notice.”

A-4 4861-1002-9576 v.5 CONSTELLATION ENERGY GENERATION, LLC By: Name: Title: By: Name: Title:

A-5 4861-1002-9576 v.5 EXHIBIT 1 TO ANNEX A COMPANY ORDER

B-1 4861-1002-9576 v.5 ANNEX B FORM OF WAIVER OF REPURCHASE RIGHT To: Fells Point Funding Trust c/o Deutsche Bank Trust Company Americas, as Trustee, Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team -Fells Point Funding Trust, Constellation, SF7147 To: Deutsche Bank Trust Company Americas, as Notes Trustee under the Indenture Relating to the Senior Notes Referred to Below, Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team -Fells Point Funding Trust, Constellation, SF7147 Date: Re: Notice of Waiver of the Repurchase Right under the Facility Agreement Ladies and Gentlemen: We hereby irrevocably waive the Repurchase Right, as defined in and pursuant to the Facility Agreement, dated as of February 9, 2022, among Constellation Energy Generation, LLC, Fells Point Funding Trust, and Deutsche Bank Trust Company Americas, as Notes Trustee. CONSTELLATION ENERGY GENERATION, LLC By: Name: Title:

C-1 4861-1002-9576 v.5 ANNEX C FORM OF REPURCHASE NOTICE To: Fells Point Funding Trust c/o Deutsche Bank Trust Company Americas, as Trustee Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team -Fells Point Funding Trust, Constellation, SF7147 To: Deutsche Bank Trust Company Americas, as Notes Trustee under the Indenture Relating to the Senior Notes Referred to Below, Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team -Fells Point Funding Trust, Constellation, SF7147 Date: Re: Notice of the Exercise of the Repurchase Right under the Facility Agreement Ladies and Gentlemen: We refer to the Facility Agreement, dated as of February 9, 2022 (the “Facility Agreement”), among Constellation Energy Generation, LLC (“Constellation”), Fells Point Funding Trust (the “Trust”) and Deutsche Bank Trust Company Americas, as Notes Trustee. Capitalized terms used and not defined herein shall have the respective meanings given to such terms in the Facility Agreement. Pursuant to Section 2.2 of the Facility Agreement, we hereby exercise the Repurchase Right with respect U.S.$__________12 principal amount of the 3.046% Senior Notes due January 31, 2027 (the “Senior Notes”) held by the Trust. The Repurchase Settlement Date shall be__________.13 12 Any repurchase of Senior Notes then outstanding and held by the Trust shall be made as to an integral multiple of $20,000,000 principal amount of Senior Notes. 13 This must be at least three Business Days after the date this notice is delivered to the Trust and the Notes Trustee.

C-2 4861-1002-9576 v.5 We hereby instruct Deutsche Bank Trust Company Americas, as Registrar under the Notes Indenture, to reduce the outstanding principal amount of Senior Notes registered in the name of the Trust on its books and records by the above principal amount on the Repurchase Settlement Date. Yours faithfully, CONSTELLATION ENERGY GENERATION, LLC By: Name: Title: By: Name: Title:

D-1 4861-1002-9576 v.5 ANNEX D FORM OF AUTOMATIC EXERCISE NOTICE To:14 Deutsche Bank Trust Company Americas, as Notes Trustee under the Indenture Relating to the Senior Notes Referred to Below Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team -Fells Point Funding Trust, Constellation, SF7147 To: Constellation Energy Generation, LLC 200 Exelon Way Kennett Square, Pennsylvania 19348 To: Fells Point Funding Trust c/o Deutsche Bank Trust Company Americas, as Trustee Deutsche Bank Trust Company Americas Trust & Agency Services 1 Columbus Circle, 17th Floor MS:NYC01-1710 New York, New York 10019 Attention: Corporates Team -Fells Point Funding Trust, Constellation, SF7147 Date: Re: Notice of Automatic Exercise Event under the Facility Agreement Ladies and Gentlemen: We refer to the Facility Agreement, dated as of February 9, 2022 (the “Facility Agreement”), among Constellation Energy Generation, LLC (“Constellation”), Fells Point Funding Trust and Deutsche Bank Trust Company Americas, as Notes Trustee. Capitalized terms used and not defined herein shall have the respective meanings given to such terms in the Facility Agreement. [If delivered by the Trust: An Automatic Exercise Event as set forth in clauses [(i)/(ii)] of the definition thereof has occurred; therefore, the Issuance Right for the entire Available Amount (which is $__________) is automatically exercised pursuant to Section 3.2 of the Facility Agreement and the Settlement Date shall occur on [insert second Business Day following receipt of this notice by the Notes Trustee], unless otherwise determined pursuant to Section 3.2(b) of the Facility Agreement.] [If delivered by Constellation: A Bankruptcy Event in respect of Constellation has occurred. The Settlement Date for the related Automatic Exercise will be determined pursuant to 14 Include the parties other than the undersigned.

D-2 4861-1002-9576 v.5 Section 3.2(b) of the Facility Agreement [and the entire Available Amount (which is $__________) is automatically exercised pursuant to said Section 3.2(b)]15.] [If delivered by Constellation: We hereby instruct Deutsche Bank Trust Company Americas, as Notes Trustee under the Notes Indenture, [to (i) transfer the principal balance and any accrued interest under the Initial Note Certificate to the Global Securities and cancel the Initial Note Certificate referred to in the Company Order, dated February 9, 2022, a copy of which is attached hereto as Exhibit 1, (ii) cause DTC to allocate the Global Securities to Holders of the Trust Securities and (iii) provide prompt written confirmation of such actions to the Trustee and Constellation]16.] Upon the occurrence of an Automatic Exercise Event, the [Eligible Treasury Assets will be delivered to Constellation by the Trust][the Eligible Treasury Assets will constitute Retained Eligible Treasury Assets and will continue to be held by the Trust in the Retained Eligible Treasury Assets Account]. Yours faithfully, FELLS POINT FUNDING TRUST, by Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Trustee By: Name: Title: CONSTELLATION ENERGY GENERATION, LLC By: Name: Title: By: Name: Title: 15 Include bracketed language if all of the Senior Notes have not already been issued. 16 If, at the time this notice is delivered, Constellation determines that the Securities will not be eligible for delivery through DTC on the Trust Dissolution Date, substitute “to cancel the Initial Note Certificate and to authenticate and deliver individual Securities as provided in the Company Order accompanying this notice.”